AMENDMENT NUMBER 1
                             to the October 14, 2002
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

      This Amendment Number 1 to the October 14, 2002 Amended and Restated Registration Rights Agreement (the "Agreement"), made effective as of September 29, 2007, is by and between the Holders and BioForce Nanosciences Holdings, Inc. (the "Company"), as successor to BioForce Nanosciences, Inc.

      WHEREAS, the Holders possess certain registration rights as parties to the October 14, 2002 Amended and Restated Registration Rights Agreement (the "Prior Amendment");

      WHEREAS, under Section 2(a) of the Prior Amendment the Holders may request that their shares be included in a registration if the Company proposes to register any shares of its capital stock under the Securities Act;

      WHEREAS, as required by Section 2(a) of the Prior Agreement the Company provided notice to the Holders of the Company's intent to file on or about October 1, 2007 a registration statement under the Securities Act (the "Current Registration") for shares of its capital stock owned by certain institutional investors ("Institutional Investors"); and

      WHEREAS, the Company has requested that the Holders enter into this Agreement whereby they would agree to amend the Prior Amendment, waiving their registration rights associated with the Current Registration in exchange for the right to be included in a certain subsequent registration as explained more fully below.

      NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Until the earlier to occur of (a) six months after the registration statement filed by the Company with the United States Securities and Exchange Commission (the "SEC") in connection with the Current Registration is deemed effective by the SEC or (b) such registration statement is withdrawn by the Company and not promptly refiled, the Holders agree not to exercise any rights they have under the Prior Amendment to request registration of their Registrable Shares except as provided below.

2. If the Company is required to file more than one registration statement to register the shares contemplated by the Current Registration, the Company agrees to include in the subsequent filing as many of the Registrable Shares and any other shares owned by Holders as of September 24, 2007 ("Additional Shares") (collectively, "Holder Shares") as Holders indicate in writing that they desire registered at that time.

3. If a registration statement including Holder Shares is filed under Section 2, and less than all of the Holder Shares are registered under Section 2, the Company agrees to file one or more registration statements for the Holders until the Holder Shares are registered, subject to the minimum number of shares to be registered being greater than 500,000.

4. If no registration statement including Holder Shares is filed under Section 2, the Company agrees to file a registration statement for the Holders, including in the registration statement as many of the Holder Shares as the Holders indicate in writing that they desire registered at that time. If less than all of the Holder Shares are registered as a result of this filing, the Company agrees to promptly file subsequent registration statements until all of the Holder Shares that have been requested to be registered are registered. In either case, the Company shall have no obligation to file a registration statement if the number of Holder Shares to be included in the registration is less than 500,000. The Company shall file the initial registration statement under this Section no later than seven months following the date on which all of the shares contemplated by the initial registration statement for the Current Registration are registered or that registration statement is withdrawn and not promptly refiled, but in any event no later than nine (9) months from the date hereof. This nine-month time period shall be subject to automatic extensions for any time after two (2) months from the date hereof that the Company is diligently pursuing with the SEC the effectiveness of the initial registration statement associated with the Current Registration.

5. The following shall determine the order of precedence for including shares in a registration statement under this Agreement: the shares owned by the Institutional Investors; followed by the Registrable Shares owned by all Holders; followed by the Additional Shares owned by all Holders (the "Priority Requirements").

6. In the event any Registrable Shares remain to be registered after exhaustion of Section 3 or 4, their registration shall be governed by the Prior Amendment. The Additional Shares shall have no further registration rights.

7. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

8. Each party warrants and represents that the person signing this Agreement has the full and proper authority to do so and has been empowered to make and execute this Agreement in the name of such party.

9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement.

10. All capitalized terms used in the Agreement not otherwise defined herein shall have the same meaning as in the Prior Amendment. All terms of the Prior Amendment shall continue in full force and effect except as expressly modified by this Agreement. All terms of the Prior Amendment shall apply to this Agreement, including, without limitation, to the registration statement(s) covering the Holders Shares contemplated hereby, except in the event and to the extent they are expressly modified herein, in which case the terms of this Agreement shall control.


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

11. This Agreement shall become binding upon the Company and all Holders of Registrable Shares upon its execution by the Holders of at least 51% of the Registrable Shares.

BioForce Nanosciences Holdings, Inc.

By:
    --------------------------------
Name:
Title:


HOLDER:

By:
    --------------------------------
Name:
Title:


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